Exhibit 99.1

Distributed Energy Systems Corp.

10 Technology Drive

Wallingford, CT 06492

(NASDAQ: DESC)

Contact:
At the Company:	At The Financial Relations Board:
Investor Relations	Marilynn Meek: General Info (212) 445-8451
(203) 678-2355	Peter Seltzberg: Analysts (212) 445-8457

DISTRIBUTED ENERGY SYSTEMS CORP. ANNOUNCES FOURTH QUARTER, YEAR END RESULTS

WALLINGFORD, CT, March 11, 2004 – Distributed Energy Systems Corp. (NASDAQ: DESC) announced today results for the fourth quarter and year ended December 31, 2003.

During the fourth quarter ended December 31, 2003, Distributed Energy Systems Corp. consummated the acquisition of Northern Power Systems Inc. The transaction was recorded under the purchase method of accounting, which assumes that for financial reporting purposes, all three companies are treated as one company effective upon the closing date of the merger, December 10, 2003. Distributed Energy has recorded the fair value of Northern’s net assets, including intangible assets, within the consolidated financial statements and has recorded the remaining purchase price in excess of the fair value as goodwill.

The historical financial statements of Proton will continue to be the historical financial statements of the combined companies for periods prior to the merger.

Fourth Quarter Highlights:

•	Announced the completion of the Northern Power acquisition.

•	Began trading on the NASDAQ under the new corporate parent name Distributed Energy Systems Corp. with the ticker symbol DESC.

•	Awarded two contracts for regenerative fuel cell development with NASA and the U.S. Defense Agency.

•	Announced the launch of the HOGEN® H series hydrogen generator.

•	Successfully completed its external audit by TUV/Rhineland of its Quality Management System under the rigorous ISO 9001:2000 standard.

•	Announced the recognition of its sustainable energy technology as part of the environmental platform of California Governor Arnold Schwarzenegger.

•	Announced a contract award for a renewable hydrogen project from the University of Nevada Las Vegas Research Foundation.

•	Strengthened Proton’s intellectual property position by bringing the total U.S. and foreign patent filings to 117. Proton now holds 20 issued U.S. patents and three issued European patents.

Other 2003 Highlights:

•	Announced progress with new power quality technology, which creates and stores chemical energy to provide grid reinforcement if electricity is interrupted.

•	Paid a special cash distribution of $1 per share to shareholders on June 20th.

•	Received authorization to begin Phase II of a contract with the Naval Research Laboratory, which is funded by the Defense Advanced Research Projects Agency, for advanced fuel cell technology development.

•	Featured at a White House-sponsored event to promote President Bush’s $1.2 billion Freedom Car and Fuel initiative.

•	Successfully tested HIPRESSTM high-pressure cell stack modules, thereby achieving a key milestone in the Naval Research Laboratory contract funded by the Defense Advance Research Projects Agency.

•	Received and completed a contract to develop a 1 kW regenerative solar/Proton Exchange Membrane fuel cell demonstration system from Jacobs Sverdrup Technology, Inc, a subcontractor to the U.S. Navy for testing at the Naval Air Weapons Station at China Lake, California.

Distributed Energy’s President, Chip Schroeder said, “2003 was a transforming year for our company. At the operating level, Proton successfully resolved technical challenges affecting our hydrogen generators, introduced a major new product, and regained sales momentum that had been interrupted in late 2002. At the strategic level, we acquired Northern Power Systems, a move that advances our vision of sustainable energy while adding significant near term commercial strength to our revenues and earnings potential. Our new name—Distributed Energy Systems Corp—is synonymous with using technology to give our customers more control over their energy and hydrogen needs.”

Financial Results:

Revenues for the fourth quarter ended December 31, 2003 were $2,976,000 compared to revenues of $870,000 for the same period last year. The increase in revenues is primarily related to revenue from Northern Power subsequent to the date of acquisition, recognition of previously deferred revenue for the laboratory hydrogen generators, and recognition of the previously deferred STM revenues. In the fourth quarter of 2003, laboratory hydrogen generator revenue began to be recognized upon shipment. Product revenue from shipments of HOGEN 40 series and H series hydrogen generators during the fourth quarter is deferred until the expiration of the product warranty period. Net loss attributable to common shareholders for the fourth quarter of 2003 is $4,609,000 or $0.13 per share compared to $3,850,000 or $0.11 per share for the comparable 2002 period. The change in net loss is primarily due to inclusion of Northern Power results subsequent to the acquisition.

Revenues for 2003 were $4,194,000 compared to revenues of $4,714,000 for 2002. The decrease in revenues is primarily related to research and development activity under the Naval Research Laboratory contract, which was substantially completed in December 2002, offset by the recognition of previously deferred STM revenues and the inclusion of Northern Power revenues as a result of the acquisition. Net loss attributable to common shareholders for 2003 is $16,768,000 or $0.50 per share, compared to $13,480,000 or $0.40 per share for the comparable 2002 period. The increase in net loss is primarily due to a decrease in interest income resulting from decreased cash and marketable securities balances and increased general and administrative expenses resulting from the merger, offset by improved gross margins and a decrease in research and development expenses.

Conference Call:

Distributed Energy Systems will conduct a conference call tomorrow, Friday, March 12, 2003 at 11:00 a.m. ET to discuss fourth quarter, full year 2003 results and other matters of interest to investors and analysts. Individuals wishing to participate in the conference call should dial (800) 218-9073. A presentation to accompany management’s discussion during the conference call is available at the Investor Relations/News and Events section at www.distributed-energy.com. For interested individuals unable to join the call, a replay will be available through March 19, 2004 by dialing (800) 405-2236, pass code 572189. The call will also be broadcast live over the Internet and can be accessed by all interested parties at www.vcall.com or through the investors’ section of the Distributed Energy Systems website at www.distributed-energy.com.

About Distributed Energy Systems Corp.

Distributed Energy Systems Corp. (NASDAQ: DESC) creates and delivers products and solutions to the emerging decentralized energy marketplace, giving users greater control over their energy cost, quality and reliability. As the parent company of Proton Energy Systems ( www.protonenergy.com) and Northern Power Systems (www.northernpower.com), Distributed Energy Systems delivers a combination of practical, ready-today energy solutions and the solid business platforms for capitalizing on the changing energy landscape. For more information visit www.distributed-energy.com.

This press release contains forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Statements contained herein concerning Distributed Energy’s goals, guidance, revenue projections, and other statements that are not statements of historical fact may be deemed to be forward-looking information. Without limiting the foregoing, words such as “anticipates”, “believes”, “could”, “estimate”, “expect”, “intend”, “may”, “might”, “should”, “will”, and “would” and other forms of these words or similar words are intended to identify forward-looking information. Distributed Energy’s actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors. Distributed Energy disclaims any obligation to update these forward-looking statements. Factors that could cause results to differ materially from those contained in Distributed Energy’s forward-looking statements include, but are not limited to, our failure to complete development of our products, failure of our products to achieve commercial acceptance, our inability to expand our production facilities, manufacture our products at commercially acceptable costs or establish distribution relationships, the impact of competitive products, failure to realize the anticipated benefits of the Northern merger, and other factors detailed in Proton Energy Systems, Inc.’s Form 10-Q for quarter ended September 30, 2003, Distributed Energy’s joint proxy statement/prospectus dated November 4, 2003, and other filings Distributed Energy may make from time to time with the SEC.

Distributed Energy Systems Corp.

Financial Results

(unaudited)

Income Statement Data:	Quarter Ended December 31,
	2003	2002
Net revenues	$2,976,000	$870,000
Net costs of sales	3,231,000	1,935,000
Research and development	2,016,000	1,952,000
General and administrative	2,655,000	1,928,000

Loss from operations	(4,926,000)	(4,945,000)
Interest income, net and other	317,000	1,095,000

Net loss attributable to common shareholders	$(4,609,000)	$(3,850,000)

Loss per share, basic and diluted	$(0.13)	$(0.11)

Weighted average shares outstanding	34,281,454	33,415,554

Income Statement Data:	Year Ended December 31,
	2003	2002
Net revenues	$4,194,000	$4,714,000
Net costs of sales	5,479,000	7,350,000
Research and development	7,716,000	8,793,000
General and administrative	10,070,000	7,877,000

Loss from operations	(19,071,000)	(19,306,000)
Interest income, net and other	2,303,000	5,826,000

Net loss attributable to common shareholders	$(16,768,000)	$(13,480,000)

Loss per share, basic and diluted	$(0.50)	$(0.40)

Weighted average shares outstanding	33,829,983	33,346,794

Balance Sheet Data:	December 31, 2003	December 31, 2002
Cash and marketable securities	$73,848,000	$150,359,000
Total assets	143,467,000	176,305,000
Total current liabilities	13,636,000	7,577,000
Total long-term liabilities	8,718,000	6,441,000
Total stockholders’ equity	121,113,000	162,287,000
Total liabilities and stockholders’ equity	143,467,000	176,305,000

SOURCE: Distributed Energy Systems Corp.